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                              Skadden, Arps, Slate, Meagher & Flom LLP
                                          919 Third Avenue
                                      New York, New York 10022




                                                     May 12, 1998



Cellular Communications International, Inc.
110 East 59th Street
New York, NY  10022



                           Re: Cellular Communications International, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to Cellular Communications International, Inc., a Delaware corporation (the "Company"), in connection with the public offering of Euro 235,000,000 aggregate principal amount of the Company's 9 1/2% Senior Discount Notes due 2005 (the "Notes"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9 1/2% Senior Discount Notes due 2005 of the Company (the "Old Notes") under the Indenture, dated as of March 18, 1998 (the "Indenture"), by and among the Company and The Chase Manhattan Bank, as Trust ee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated March 18, 1998 (the "Registration Rights Agreement"), by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International and Wasserstein Perella Securities, Inc.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").



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Cellular Communications International, Inc.
May 12, 1998
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                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Com mission (the "Commission") on April 15, 1998 under the Act (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Restated Certificate of Incorporation of the Company, as amended to date; (v) the By-Laws of the Company, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Old Notes and the Notes, the Indenture and related matters;
(vii) the Form T-1 of the Trustee filed as an exhibit to the Registra tion Statement; and (viii) the form of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents sub mitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  In relation to the opinions set forth below, we note that the Indenture provides that all monetary rights and obligations in respect of the Notes shall be performed in European Currency Units ("ECUs") until the third stage of European economic and monetary union when such rights and obligations will be performed in Euros (as defined below), and we bring to your attention Title 16 of the New York General Obligations Law (the "GOL"). Title 16 of the GOL provides, among other


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Cellular Communications International, Inc.
May 12, 1998
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things, that on the implementation from time to time of Economic and Monetary
Union in the Member States of the European Union in accordance with the Treaty on European Union by the adoption of participating Member states of a single currency ("the Euro"), if the subject or medium of payment of a contract, security or instru ment is the ECU, the Euro will be a commercially reasonable and substantial equivalent that may be either (a) used in determining the value of the ECU or (b) tendered in accordance with the regulations adopted by the Council of the European Union. In addition, Title 16 of the GOL provides that none of (a) the introduction of the Euro, (b) the tendering of Euros in connection with any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence, (c) the determining of the value of any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence or (d) the calculating or determining of the subject or medium of payment of a contract, security or instrument with reference to interest rate or other basis that has been substituted and replaced due to the introduction of the Euro and that is a commercially reasonable substitute and substantial equivalent, shall have either the effect of discharging or excusing performance under any contract, security or instrument or give a party the right to unilaterally alter or terminate any contract, security or instrument. Title 16 of the GOL further provides that its provisions shall not alter or impair and shall be subject to any agreements concerning the Euro between the parties. We note, however, that to the best of our knowledge, there has been no judicial consideration of Title 16 of the GOL by a New York court and, in the absence of any judicial authority, we are unable to express a view as to the interpretation or application a New York court may give to Title 16 of the GOL.

                  With respect to the enforceability of all obligations under the Indenture and Notes payable in Euros or in ECUs, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in Euros or ECUs would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment.

                  Members of our firm are admitted to the bar in the State of New York,and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the terms of


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Cellular Communications International, Inc.
May 12, 1998
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the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Notes (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of, payments in foreign currency, currency units or composite currencies, outside the United States.

                  In rendering the opinions set above, we have assumed that the execution, authentication and delivery by the Company of the Notes do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Restated Certifi cate of Incorporation, the Company's By-Laws, the Indenture, or the Registration Rights Agreement), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer (other than the United States federal securities laws, state securities or Blue Sky laws, antifraud laws and the rules and regulations of the National Asso ciation of Securities Dealers, Inc.), but without our having made any special investi gation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, ap proval, license, authorization or validation of, or filing, recording or registration with any governmental authority.



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Cellular Communications International, Inc.
May 12, 1998
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                  We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ SKADDEN, ARPS, SLATE, MEAGHER &
                                                FLOM LLP